Exhibit 107

Calculation of Filing Fee Tables

S-4

(Form Type)

Princeton Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Common	Common, no par value	Rule 457(f)	526,080 shares	N/A	$15,519,353	0.00014760	$2,291

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$15,519,353		$2,291

	Total Fees Previously Paid							None

	Total Fee Offsets							None

	Net Fee Due							$2,291

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A

(1)

The number of shares of common stock, no par value, of Princeton Bancorp, Inc. (“Princeton” and, such shares, the “Princeton common stock”) being registered is based upon (i) the exchange ratio of 0.24 shares of Princeton common stock for each share of common stock, no par value, of Cornerstone Financial Corporation (“CFC” and, such shares, the “CFC common stock”) multiplied by (ii) the number of shares of CFC common stock issued and outstanding as of April 11, 2024 or issuable or expected to be exchanged in connection with the merger of CFC with and into Princeton (the “merger”), which collectively equals 2,191,999 shares.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”) and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The aggregate offering price is (i) the average of the high and low prices of Partners common stock as reported on the OTC Markets on April 10, 2024 ($7.08) multiplied by (ii) the estimated maximum number of shares of CFC common stock to be exchanged in the merger (2,191,999).

(3)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.00014760.